UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2025

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation	Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On August 8, 2025, Mr. Victor Miller, the Chief Financial Officer, Treasurer and Secretary of OrgenesisInc. (the “Company”), resigned effective immediately from all positions he held with the Company to pursue other opportunities. Mr. Miller’s decision to resign did not result from any disagreement with the Company, its management or its board of directors on any matter, whether related to the Company’s operations, policies, practices or otherwise.

Director Resignations

On August 9, Yaron Adler and Adam Pelavin notified Orgenesis Inc. (the “Company”), of their decision to resign as directors of the Company, effective immediately. Mr. Adler and Mr. Pelavin’s resignations were not the result of any disagreement with the Company, or its management on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Adler and Mr. Pelavin for their contributions.

On August 18, Santhosh Nagaraja notified Orgenesis Inc. (the “Company”), of his decision to resign as director of the Company, effective immediately. Mr. Nagaraja’s resignation was not the result of any disagreement with the Company, or its management on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Nagaraja for his contributions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: August 19, 2025	By:	/s/ Vered Caplan
Vered Caplan
Chief Executive Officer